APPENDIX A

                           A.P. PHARMA, INC.
               Proxy Solicited by the Board of Directors
                for the Annual Meeting of Stockholders
                       to be held May 31, 2006

The undersigned hereby appoints Paul Goddard, Michael O'Connell and Gordon Sangster, or any of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all the shares of the Common Stock of A.P. Pharma, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the corporate offices at 123 Saginaw Drive, Redwood City, California at 9:00 a.m., local time, on May 31, 2006, and at any adjournments or postponements of such meeting, as stated on the reverse side.

The Board of Directors recommends that you vote FOR the proposals on the reverse side. This proxy, when properly executed, will be voted in the manner directed. WHEN NO CHOICE IS INDICATED THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying proxy statement.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.




Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone
(within U.S. and Canada)               To vote using the Internet
---------------------------            --------------------------
Call toll free 1-800-652-VOTE          Go to the following web site:
(8683) in the United States or         WWW.COMPUTERSHARE.COM/EXPRESSVOTE
Canada any time on a touch tone
telephone.  There is NO CHARGE to      Enter the information requested
you for the call.                      on your computer screen and
                                       follow the simple instructions.
Follow the simple instructions
provided by the recorded message.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED
BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 31, 2006.
THANK YOU FOR VOTING




[ ] Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card
A Election of Directors

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING
INSTRUCTIONS.

1. To elect as directors, to hold office until the next annual meeting of stockholders and until their successors are elected, the seven nominees listed below.
                            For    Withhold
01 - Paul Goddard           [  ]    [  ]
02 - Michael O'Connell      [  ]    [  ]
03 - Peter Riepenhausen     [  ]    [  ]
04 - Toby Rosenblatt        [  ]    [  ]
05 - Gregory Turnbull       [  ]    [  ]
06 - Dennis Winger          [  ]    [  ]
07 - Robert Zerbe           [  ]    [  ]


B Issues
The Board of Directors recommends a vote FOR the following proposals.

2. To amend the Company's 1997 Employee Stock Purchase Plan to increase by 150,000 the number of shares of common stock reserved for issuance under the Plan.

              FOR       AGAINST          ABSTAIN
              [ ]         [ ]               [ ]


3. To amend the Company's 2002 Equity Incentive Plan to increase by 400,000 the number of shares of common stock reserved for issuance under the Plan.

              FOR       AGAINST          ABSTAIN
              [ ]         [ ]               [ ]


4. To ratify the appointment of Odenberg, Ullakko, Muranishi & Co., LLP as A.P. Pharma's independent registered public accounting firm.

              FOR       AGAINST          ABSTAIN
              [ ]         [ ]               [ ]


5. In their discretion, the proxyholders are authorized to transact such other business as properly may come before the meeting or any adjournments or postponements of the meeting. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the meeting.


C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.


Signature 1 -             Signature 2 -
Please keep signature     Please keep signature
within the box            within the box            Date (mm/dd/yyyy)
---------------------     ---------------------     -----------------
[                    ]    [                    ]    [  /  /    ]
 --------------------      --------------------      ----------
1